                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: April 5, 2000



                        SERVICE MERCHANDISE COMPANY, INC.
                   (Debtor-in-Possession as of March 27, 1999)
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Tennessee                      1-9223                  62-0816060
----------------------------    ------------------------      ----------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)



7100 Service Merchandise Boulevard, Brentwood, TN                 37027
------------------------------------------------------         ----------
   (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (615) 660-6000



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events


         Service Merchandise Company, Inc. (the "Company") has filed its 1999 business plan (the "Business Plan") as Exhibit 99 to this Current Report on Form 8-K.

         The Company cautions readers not to place undue reliance upon the information contained therein. The Business Plan is being made available publicly because such information was made available on a confidential basis to certain of the Company's creditors for purposes of their credit analyses. The Company is not obligated to update the Business Plan to reflect subsequent events or circumstances. There can be no assurances that the Business Plan is complete. The Business Plan also contains information which may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Securities Exchange Act of 1934 and readers are cautioned to refer to the Company's filings made pursuant to the Exchange Act. Moreover, the Business Plan and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and which are subject to significant business, economic and competitive uncertainties and contingencies, including those described therein and in this report, many of which are beyond the Company's control. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods or the periods covered in the Company's reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Business Plan.

         The Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties, including, but not limited to, the following: approval of plans and activities by the Bankruptcy Court, including the Company's proposed strategic real estate initiatives; the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the present DIP Facility and to close and operate pursuant to the new DIP to Exit Facility; the ability of the Company to conduct successful clearance sales in connection with the 2000 Business Plan; the ability of the Company to sublease successfully portions of its real estate in connection with the 2000 Business Plan; the ability of the Company to complete its store refurbishment program within cost and time expectations; the successful implementation of the consolidation of its distribution centers; the ability of the Company to enter into satisfactory arrangements with third parties with respect to real estate and Internet-related strategies; risks associated with third parties seeking and obtaining Court action to terminate or shorten the exclusivity period, the time for the Company to accept or reject executory contracts including its store leases, and for appointment of a Chapter 11 operating trustee or to convert the Company's reorganization cases to liquidation cases; the ability of the Company to operate successfully under a Chapter 11 proceeding, achieve planned sales and margin, and create and have approved a plan of reorganization in the Chapter 11 cases; potential adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to obtain shipments, negotiate and maintain terms with vendors and service providers for current orders; the ability to fund and execute a Year 2000 Business Plan; the ability of the Company to achieve cost-savings; the ability of the Company to attract, retain and compensate key executives and associates; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; potential adverse publicity; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; uncertainties with respect to continued public trading in the Company's securities; the ability to effect conversions to new technological systems; and the ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to its Chapter 11 cases.

                                   SIGNATURES


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SERVICE MERCHANDISE COMPANY, INC.


Date: April 7, 2000             By: /s/ C. Steven Moore
                                    --------------------------------------------
                                    C. Steven Moore
                                    Senior Vice President, Chief Administrative
                                    Officer, Secretary and General Counsel

                                  EXHIBIT INDEX



   No.                              Exhibit
--------        ---------------------------------------------
   99           Business Plan